- more - Date: July 17, 2017 Media Contact: Michael Kinney 732-938-1031 mkinney@njresources.com Investor Contacts: Dennis Puma 732-938-1229 dpuma@njresources.com MAUREEN A. BORKOWSKI ELECTED TO NEW JERSEY RESOURCES BOARD OF DIRECTORS WALL, N.J. – New Jersey Resources (NYSE: NJR) today announced the election of Maureen A. Borkowski to its board of directors effective September 11, 2017. Ms. Borkowski is the former chairman and president of Ameren Transmission Company and Ameren Transmission Company of Illinois, subsidiaries of Ameren Corporation. “Maureen Borkowski is an accomplished and respected leader with a distinguished career in the energy industry,” said Laurence M. Downes, chairman and CEO of New Jersey Resources. “Maureen’s strong background and extensive experience leading regulated transmission operations make her a welcome addition to our board and an asset to our company.” Ms. Borkowski was the first female officer in an operational area and first female subsidiary president at Ameren. From 2011 until her retirement in 2017, Ms. Borkowski was chairman and president of Ameren Transmission Company and Ameren Transmission Company of Illinois. In this capacity she led the investment and expansion of Ameren’s electric transmission system of more than 7,800 miles of high-voltage transmission lines in Illinois and Missouri. Prior to being named president, she served as vice president – Transmission of Ameren Service Company. A cum laude graduate of the University of Notre Dame, with a bachelor's degree in mechanical engineering, Ms. Borkowski joined Union Electric Company (Ameren's predecessor) in 1981 as an engineer. She held a variety of roles at Ameren with responsibilities including power marketing, electric and natural gas transmission strategy and retail deregulation until she left in 2000. She subsequently provided energy consulting services and served as president of Borkowski Enterprises, before returning to Ameren as vice president – Transmission in 2005. About New Jersey Resources New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that, through its subsidiaries, provides safe and reliable natural gas and clean energy services, including transportation, distribution, asset management and home services. NJR is composed of five primary businesses:

MAUREEN A. BORKOWSKI ELECTED TO NEW JERSEY RESOURCES BOARD OF DIRECTORS Page 2 of 2 • New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains over 7,300 miles of natural gas transportation and distribution infrastructure to serve over half a million customers in New Jersey’s Monmouth, Ocean and parts of Morris, Middlesex and Burlington counties. • NJR Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America. • NJR Clean Energy Ventures invests in, owns and operates solar and onshore wind projects with a total capacity of more than 280 megawatts, providing residential and commercial customers with low-carbon solutions. • NJR Midstream serves customers from local distributors and producers to electric generators and wholesale marketers through its 50 percent equity ownership in the Steckman Ridge natural gas storage facility and its stake in Dominion Midstream Partners, L.P., as well as its 20 percent equity interest in the PennEast Pipeline Project. • NJR Home Services provides service contracts as well as heating, central air conditioning, water heaters, standby generators, solar and other indoor and outdoor comfort products to residential homes throughout New Jersey. NJR and its more than 1,000 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®. For more information about NJR: Visit www.njresources.com. Follow us on Twitter @NJNaturalGas. “Like” us on facebook.com/NewJerseyNaturalGas. Download our free NJR investor relations app for iPad, iPhone and Android.